EXHIBIT 10.6

Execution Version

DIGITAL ASSET PURCHASE AND SALE AGREEMENT

THIS DIGITAL ASSET PURCHASE AND SALE AGREEMENT, dated July 27, 2025 (the “Effective Date”), is made by and between Sui Foundation, a foundation company incorporated under the laws of the Cayman Islands (the “Company”), and the undersigned (the “Counterparty”). Company and Counterparty shall be referred to herein individually as a “Party” and collectively as the “Parties.”

THIS AGREEMENT (AS DEFINED BELOW) DOES NOT CONSTITUTE A SALE OF VIRTUAL ASSETS TO THE PUBLIC. YOU HAVE BEEN PRIVATELY OFFERED THE TOKENS ON THE TERMS SET OUT BELOW. IF YOU DO NOT UNDERSTAND THIS TO BE THE CASE, PLEASE DISCUSS WITH THE COMPANY IMMEDIATELY.

RECITALS

WHEREAS, it is the mission of the Company to promote the use, adoption and growth of the Sui blockchain protocol (the “Sui Protocol”), a decentralized blockchain network for financial assets, with native units on such protocol denominated as “SUI Tokens”.

WHEREAS, on or about the Effective Date, the Parties have entered into that certain Securities Purchase Agreement (the “SPA”) by and among the Company, Counterparty and other Purchasers (as defined in the SPA) pursuant to which Counterparty shall sell securities to the Company and the other Purchasers (the “Offering”).

WHEREAS, as a condition to entering into the SPA, the Company and Counterparty wish to enter into one or more spot digital asset transactions (the “Transactions”) whereby the Company shall sell and transfer to Counterparty the number of SUI Tokens set forth in one or more Confirmations (as defined below) entered into by and between the Parties (such SUI Tokens, the “Purchased Digital Assets”).

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

TERMS AND CONDITIONS

Section 1. Conditions of Digital Asset Purchase

1.1 General. This Digital Asset Purchase and Sale Agreement, together with any Confirmation(s), shall constitute a single agreement among the Parties with respect to the subject matter hereof. The transactions are entered into in reliance on the fact that this Agreement and the Confirmations form a single agreement between the Parties (collectively referred to as this “Agreement”). Except as otherwise expressly provided herein, in the event of any inconsistency between the provisions contained in this Agreement and the provisions contained in a Confirmation, the terms of the applicable Confirmation will prevail. All purchases and sales of the Purchased Digital Assets pursuant to this Agreement shall take place remotely via the exchange of documents and signatures on the applicable Initial Closing Date, Subsequent Closing Date and Preemptive Purchase Closing Date (each, an “OTC Closing Date”), as defined and set forth on the applicable Confirmation, pursuant to the terms and subject to the conditions thereof. Where any payment is otherwise due on a date that is not a business day (being a Saturday, Sunday or day on which banks are not open in New York or the Cayman Islands), such payment shall be due on the first day thereafter which is not a business day.

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1.2 Initial Sale and Purchase. Counterparty agrees to purchase, and upon receipt of Counterparty’s payment of the aggregate Initial Purchase Amount (as defined below), the Company agrees to sell, that number of SUI Tokens equal to (a) [REDACTED] (the “Initial Purchase Amount”), divided by (b) the Initial Exchange Rate (as defined in the Initial Confirmation to Digital Asset Purchase and Sale Agreement Attached hereto as Exhibit A (the “Initial Confirmation”)) (such number of SUI Tokens purchased pursuant to this Section 1.2, the “Initial Purchased Digital Assets”). The Company shall utilize [REDACTED] to purchase SUI Tokens on the open market (the “Initial Open Market Purchase”).

1.3 Future Sales and Purchases.

(a) Subsequent Purchases. From and after the Closing Date (as defined in the SPA) until such time as the aggregate amount of all completed Subsequent Purchases equals the Initial Purchase Amount (the “Subsequent Period”), Counterparty shall allocate [REDACTED]  to offer to purchase additional SUI Tokens from the Company (each, a “Subsequent Purchase”) in accordance with the terms hereof. During the Subsequent Period, Counterparty agrees to promptly (and in no event later than forty eight (48) hours thereafter) notify the Company in writing each time it acquires SUI Tokens in the open market or through a third party (the “Offer Notice”). The Offer Notice shall include, among other information reasonably requested by the Company, the financial and other terms and conditions of the completed purchase (each, a “Completed Purchase”), including, for the avoidance of doubt, the price of SUI Tokens acquired in the Completed Purchase, the total number of SUI Tokens purchased in the Completed Purchase, and whether the Completed Purchase was a market purchase, limit order, or negotiated third-party transaction. Within forty eight (48) hours of the Company’s receipt of the Offer Notice, the Company may elect to sell to Counterparty [REDACTED] of SUI Tokens acquired by Counterparty in the applicable Completed Purchase, pursuant to the terms (including with respect to a two (2) year lockup and a fifteen percent (15%) discount to prevailing market prices) and subject to the conditions of a Subsequent Confirmation to Digital Asset Purchase and Sale Agreement in substantially the form attached hereto as Exhibit B (a “Subsequent Confirmation” and together with the Initial Confirmation, the “Confirmations, and individually, a “Confirmation”). For the avoidance of doubt, in no event shall the Company’s right to sell SUI Tokens to Counterparty pursuant to this Section 1.3(a) apply to [REDACTED] allocated to the Initial Open Market Purchase pursuant to Section 1.2.

(b) Right to Sell. From and after the completion of the Subsequent Period, and until the date that is two (2) years thereafter (the “Right to Sell Period”), Counterparty agrees to promptly (and in no event later than forty eight (48) hours thereafter) deliver an Offer Notice to the Company with respect to all Completed Purchases. Within forty eight (48) hours of the Company’s receipt of the Offer Notice, the Company may elect to sell to Counterparty [REDACTED] of SUI Tokens acquired by Counterparty in each Completed Purchase consummated during the Right to Sell Period, pursuant to the terms (including with respect to a two (2) year lockup and a fifteen percent (15%) discount to prevailing market prices) and subject to the conditions of a Subsequent Confirmation.

(c) Sufficiency of Cash. Counterparty shall at all times, including after giving effect to any intended third party or open market purchases of SUI Tokens, maintain sufficient cash in an amount sufficient to permit the Company to consummate the Company’s right to sell SUI Tokens to Counterparty, and Counterparty to discharge its obligations to the Company contained in this Section 1.3.

1.4 Counterparty’s Preemptive Right. From and after the Closing Date (as defined in the SPA) until the date that is two (2) years thereafter, the Company shall, at least ten (10) days prior to consummating any over-the-counter sale of SUI Tokens that are subject to a lockup schedule, with gross proceeds to the Company exceeding $50,000,000, deliver written notice to Counterparty describing the material terms and conditions of the proposed sale (the “Proposed Sale” and such notice, the “Sale Notice”), including, for the avoidance of doubt, the price of SUI Tokens of the Proposed Sale, the lockup schedule, and the total number of units subject to the Proposed Sale. Within forty eight (48) hours of the receipt of the Sale Notice, Counterparty may elect to purchase from the Company [REDACTED] of SUI Tokens subject to the Proposed Sale on the terms set forth in the Sale Notice, by entering into a Subsequent Confirmation.

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1.5 Governance. The use of the SUI Tokens and the Sui Protocol and its associated network (the “Network”) are governed by on-chain code and governance protocols, which may be amended from time to time as a result of a governance decision of the Network. To the extent of any conflict with this Agreement, the governance decisions shall control with respect to any issues relating to the use of the Sui Tokens in connection with the Network.

1.6 Closing Mechanics; Delivery. At each OTC Closing Date, Counterparty shall transfer the Total Purchase Price (as set forth in the applicable Confirmation), in the Settlement Asset (as set forth in the Confirmation), in freely transferable and immediately available funds to a bank account designated in writing by the Company (each, an “OTC Closing”). Promptly following receipt of the Total Purchase Price, the Company shall deliver the Purchased Digital Assets to Counterparty by transferring such Purchased Digital Assets to Counterparty Wallet Address (as set forth in the applicable Confirmation) within three (3) business days of the applicable OTC Closing Date; provided that, the Purchased Digital Assets shall be subject to the Transfer Restrictions (as defined below). The Parties will work in good faith to consummate OTC Closings promptly following receipt of any applicable notices and Confirmations.

1.7 Conditions to Delivery. In connection with, as a condition to, and prior to each delivery of the applicable Purchased Digital Assets by the Company to Counterparty pursuant to Sections 1.2, 1.3 or 1.4, and in each case unless waived in writing by the Company:

(a) Counterparty will complete and deliver any and all forms, documents, processes and procedures, including, for the avoidance of doubt, any electronic verification system or process, which the Company determines, in its reasonable discretion, are reasonably necessary for the Company to comply with applicable anti-money laundering laws and “know your customer” requirements, as may be requested by the Company from time to time; and

(b) Counterparty shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Company may reasonably request in order to carry out the intent and accomplish the restrictions in this Agreement and/or as shall be requested to comply with then-applicable laws and regulations.

If Counterparty fails to meet any of the conditions above, the Company may hold the Purchased Digital Assets deliverable hereunder in escrow until such conditions are met, and such escrow will constitute delivery in accordance with this Agreement notwithstanding that such Purchased Digital Assets remain in escrow.

Section 2. Lockup.

2.1 Lockup. Counterparty acknowledges and agrees that it shall not (i) offer, sell, transfer, spend, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly (collectively, “Transfer”), the Purchased Digital Assets, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Purchased Digital Assets, other than in accordance with the “Lockup Provisions” as set forth in the applicable Confirmation (collectively, the “Transfer Restrictions”); provided, however, the foregoing Transfer Restrictions shall not apply to the extent necessary to enable the Counterparty to comply, or to be in compliance with, the provisions of the U.S. Investment Companies Act of 1940 (as amended, the “Investment Companies Act”). In such circumstances, Counterparty shall (a) as soon as practicable after becoming aware that the foregoing proviso is reasonably likely to be or become applicable, inform the Company in writing, together with all relevant information in Counterparty’s (or its counsel’s) possession which it is legally permitted to provide, and (b) provide the Company (to the extent legally permissible and to the extent it does not, in the Counterparty’s reasonable opinion, inhibit the Company’s compliance with the Investment Companies Act) with the exclusive right to negotiate Counterparty’s participation in any such Transfer in reliance on the foregoing proviso.

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Section 3. Representations

3.1 General. Each Party makes the representations contained in this Section 3.1 to the other Party (which representations will be deemed to be repeated by each party on the Date on which a Transaction is entered into and at each Closing). If any “Additional Representations” are specified in the Confirmation as applying, the Party or Parties specified for such Additional Representation(s) will make and, if applicable, be deemed to repeat such Additional Representation(s) at the time or times specified for each such Additional Representation.

(a) Status. Each Party, if an entity, represents unto itself that it is duly incorporated or organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b) Powers. Each Party represents unto itself that it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

(c) No Violation or Conflict. Each Party represents unto itself that to the best of its knowledge, it is not in violation of (i) if an entity, its current certificate of incorporation or similar governing document(s), or (ii) any material indenture, order, judgment, or contract to which the Party is a party or by which it is bound;

(d) Obligations Binding. Each Party represents unto itself that its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(e) No Agency. It is entering into this Agreement, including each Transaction, as principal and not as agent of any person or entity;

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3.2 Counterparty Representations and Warranties. Counterparty represents and warrants as of the date hereof and as of the Closing to the Company as follows:

(a) Counterparty acknowledges that the Purchased Digital Assets are cryptographic tokens that represent native units of value on the Sui Protocol. The intended purpose of the SUI Tokens is to act as a native unit of accounting, medium of exchange and transaction unit for various functionalities on the Sui Protocol, such as for the payment of transaction fees, smart contract execution fees, governance and staking incentives to encourage its decentralized community of members to participate in the consensus mechanism and improve the safety and security of the Sui Protocol. Ownership of SUI Tokens carry no rights, express or implied, other than the right to use such cryptographic tokens as a means to enable usage of and interaction with the Sui Protocol, and does not confer any ownership right or stake, share, equity or equivalent rights, or any right to receive future dividends, revenue, shares, or any other form of rights related to the Company.

(b) Counterparty understands that the Purchased Digital Assets are not being structured or sold as securities or swaps on either securities or commodities or a financial instrument of any kind or any other form of investment product and have not been, and will not be, registered under the Securities Act of 1933 of the United States, as amended (the “Securities Act”), and further understands that the Purchased Digital Assets have not been approved or disapproved by the SEC, or any other U.S. federal or state agency, nor has any such agency passed on the accuracy or adequacy of this Agreement or any materials provided by the Company to Counterparty regarding the Company or its business, and that this Agreement and all other materials referred to in this Agreement does not constitute a prospectus or offering document, and are not an offer to sell, nor the solicitation of an offer to buy an investment, a security or a swap on either a security or commodity;

(c) Counterparty is aware of and agrees that: (i) there are risks associated with purchasing, holding, and using the Purchased Digital Assets in connection with the Sui Protocol; (ii) there are restrictions on the transferability of the Purchased Digital Assets and Counterparty must bear the economic risk of its purchase of the Purchased Digital Assets for a certain period of time; and (iii) Counterparty understands that risks and uncertainties associated with its purchase of the Purchased Digital Assets, and that all of these risks could have a material adverse impact on the value of the Purchased Digital Assets, and these risks should be considered in evaluating any purchase of the Purchased Digital Assets;

(d) Counterparty understands that the Company has made no assurances that the Purchased Digital Assets will be (or will continue to be) traded on any cryptocurrency exchanges or that if the Purchased Digital Assets trades on any cryptocurrency exchanges or other trading venues, that there will be sufficient liquidity to maintain a market with respect to the Purchased Digital Assets, and that notwithstanding the fact the Purchased Digital Assets may be tradable, they are not an investment, currency, commodity, a swap on a currency, security or any other kind of financial instrument;

(e) Counterparty acknowledges that this Agreement is being entered into by the Company with Counterparty in reliance upon Counterparty’s representation to the Company, which by Counterparty’s execution of this Agreement, Counterparty hereby confirms, that the Purchased Digital Assets are being purchased for Counterparty’s own account, not as a nominee or agent, with Counterparty’s own funds and not with a view to the distribution or resale of any part thereof to others and Counterparty has no present intention of selling, granting any participation in, or otherwise distributing the same;

(f) Counterparty does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchased Digital Assets, and Counterparty has not been formed for the specific purpose of acquiring the Purchased Digital Assets;

(g) Counterparty hereby acknowledges and agrees that: (i) it has had access to all information that it reasonably considers important in making the decision to purchase the Purchased Digital Assets, and Counterparty has had ample opportunity to ask questions concerning such matters and this Transaction; (ii) Counterparty is not relying on any representations or warranties, whether written or oral, made by the Company other than those representations and warranties expressly set forth in this Agreement; (iii) it is not relying upon any person, other than the Company, in making his, her or its decision to purchase the Purchased Digital Assets; and (iv) Counterparty has a preexisting personal or business relationship with the Company of a nature and duration sufficient to make Counterparty aware of the character, nature and general business and financial circumstances of the Company. Counterparty is capable of evaluating the merits and risks of this Transaction, has the ability to protect his, her or its own interests in this transaction, and is financially capable of bearing a total loss of the value of this transaction.

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(h) At no time was Counterparty presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale, purchase and assignment of the Purchased Digital Assets.

(i) Counterparty is an “accredited investor” as defined in Rule 501 under the Securities Act.

(j) Counterparty acknowledges that neither the Company nor any of its affiliates is acting as a fiduciary or financial or investment adviser to Counterparty, and has not given Counterparty any investment advice, opinion or other information on whether the Transaction is prudent. Counterparty acknowledges that: (i) the Company has advised Counterparty that the Company and its contributors, advisors, counsel and other representatives may possess non-public information regarding the Company’s business and prospects and operation of the Sui Protocol not known to Counterparty which Counterparty may deem material to its decision to purchase the Purchased Digital Assets if Counterparty were provided with the information (the “Excluded Information”) and (ii) the Company shall have no liability to Counterparty and Counterparty waives and releases any claims that it might have against the Company whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Excluded Information in connection with the Transactions and the other transactions contemplated hereby. The Company does not intend to disclose any of the Excluded Information unless the Company has a duty to do so under applicable law.

(k) Counterparty understands and acknowledges that the Purchased Digital Assets may constitute securities in various jurisdictions, although the Company does not concede this point in any jurisdiction. Accordingly, Counterparty understands and agrees as follows:

Counterparty may not transfer any Purchased Digital Assets unless: (1) such Purchased Digital Assets are registered under the Securities Act and qualified under other applicable U.S. state securities laws, (2) exemptions from such registration and qualification requirements are available, or (3) such Purchased Digital Assets do not constitute securities under applicable law or SEC rules.

The Company is not, and will not be, registered as a virtual asset service provider under the Virtual Assets Services Providers Act (as amended) of the Cayman Islands and the Purchased Digital Assets have not been, and will not be, registered with Cayman Islands Monetary Authority.

This Agreement does not constitute a sale of virtual assets to the public and Counterparty has been privately offered the Purchased Digital Assets on the terms set out in this Agreement.

(l) Counterparty has been advised that, to the extent applicable, SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Purchased Digital Assets and, in any event, to the extent applicable, requires that the Purchased Digital Assets generally be held for a minimum of one year after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Counterparty understands that Rule 144 may indefinitely restrict transfer of the Purchased Digital Assets so long as it remains an “affiliate” of the Company and certain information about the Company (as defined in Rule 144) is not publicly available.

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(m) Counterparty hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Purchased Digital Assets or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Purchased Digital Assets, (ii) any governmental or other consents that may need to be obtained, and (iii) the income tax and other tax consequences, if any, that may be relevant to the purchase, receipt, holding, redemption, sale, or transfer of the Purchased Digital Assets. Counterparty’s receipt and continued beneficial ownership of the Purchased Digital Assets will not violate any applicable securities or other laws of Counterparty’s jurisdiction (the restrictions and requirements described in the foregoing clauses, collectively, “Applicable Laws”). THE COUNTERPARTY WILL INDEMNIFY, DEFEND AND HOLD HARMLESS THE COMPANY, ITS AFFILIATES AND ITS AND THEIR AGENTS AND ADVISORS, AND THE SUCCESSORS AND ASSIGNS OF THE FOREGOING, FROM AND AGAINST, ALL OR ANY PART OF ANY THIRD PARTY CAUSES OF ACTION, CLAIMS, LIABILITIES, LOSSES, COSTS, DAMAGES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) (COLLECTIVELY “CLAIMS”) FOR VIOLATIONS OF APPLICABLE LAWS ARISING OUT OF OR RESULTING FROM THE TRANSACTIONS CONTEMPLATED HEREIN, EXCEPT TO THE EXTENT SUCH CLAIMS ARISE FROM THE FRAUD OR WILLFUL MISCONDUCT OF THE COMPANY OR ITS AFFILIATES.

(n) Neither Counterparty, nor, if applicable, any of its affiliates or direct or indirect beneficial owners; (i) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) or any other applicable sanctions list maintained by the United Nations, the Cayman Islands or the United Kingdom (as extended to the Cayman Islands by Statutory Instrument), nor are they otherwise a party with which the Company is prohibited to deal under the laws of the United States, the United Nations, the Cayman Islands, or the United Kingdom (as extended to the Cayman Islands by Statutory Instrument); (ii) is a person identified as a terrorist organization on any other relevant lists maintained by any governmental authority, including the United Nations, the Cayman Islands or the United Kingdom (as extended to the Cayman Islands by Statutory Instrument); or (iii) unless otherwise disclosed in writing to the Company prior to the date of this Agreement, is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure or a politically exposed person or a family member or close associate of a politically exposed person (as such terms are defined in the Cayman Islands Anti-Money Laundering Regulations). Counterparty further represents and warrants that, if applicable, Counterparty: (1) has conducted thorough due diligence with respect to all of its beneficial owners; (2) has established the identities of all direct and indirect beneficial owners and the source of each beneficial owners’ funds; and (3) will retain evidence of those identities, any source of funds and any due diligence.

(o) Counterparty further represents, warrants and agrees as follows:

(i) No payment or other transfer of value to the Company and no payment or other transfer of value to the Company shall cause the Company to be in violation of applicable U.S. federal or state or non-U.S. laws or regulations, including, without limitation, anti-money laundering, economic sanctions, anti-bribery or anti-boycott laws or regulations, the Patriot Act, or the various statutes, regulations and executive orders administered by OFAC (“OFAC Regulations”) or any applicable laws, rules and regulations which apply in the Cayman Islands including, without limitation, the Proceeds of Crime Act and Anti-Money Laundering Regulations, each as amended.

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(ii) No payment or other transfer of value to the Company is or will be derived from, pledged or charged for the benefit of, or related in any way to, (A) the government of any country designated by the United States, United Nations, Cayman Islands, United Kingdom (as extended to the Cayman Islands by Statutory Instrument) or other governmental authority as a country supporting international terrorism, (B) property that is blocked under any OFAC Regulations or that would be blocked under OFAC Regulations if it were in the custody of a U.S. national, (C) persons or entities named on any sanctions list maintained under applicable law, including any list maintained by the Cayman Islands or United Kingdom (including as extended to the Cayman Islands by Orders in Council); (D) persons to whom U.S. nationals cannot lawfully export services, or with whom U.S. nationals cannot lawfully engage in transactions under OFAC Regulations, (E) the government of any country that has been designated as a non-cooperative country or designated by the U.S. Secretary of the Treasury, United Nations, Cayman Islands, United Kingdom (as extended to the Cayman Islands by statutory instrument) or other Governmental Authority as a money laundering jurisdiction or (F) directly or indirectly, any illegal activities. Counterparty acknowledges that applicable anti-money laundering laws may require the Company to collect documentation verifying the identity and the source of funds used to acquire the Purchased Digital Assets before, and from time to time after, the date of this Agreement.

(iii) All payments or other transfer of value to the Company by Counterparty will be made through an account (or virtual currency public address whose associated balance, either directly or indirectly, has been funded by such an account) located in a jurisdiction that does not appear on the list of boycotted countries published by the U.S. Department of Treasury pursuant to § 999(a)(3) of the Code (or any other applicable list maintained by the United Nations, Cayman Islands or United Kingdom (as extended to the Cayman Islands by Statutory Instrument)) as in effect at the time of the payment or other transfer of value. In the event that Counterparty is, receives deposits from, makes payments to or conducts transactions relating to a non-U.S. banking institution (a “Non-U.S. Bank”) in connection with the acquisition of the Purchased Digital Assets, the Non-U.S. Bank: (A) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities, (B) employs one or more individuals on a full-time basis, (C) maintains operating records related to its banking activities, (D) is subject to inspection by the banking authority that licensed it to conduct banking activities and (E) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered affiliate.

(iv) Counterparty will comply at all times with anti-money laundering and anti-terrorism laws, rules and regulations or any similar laws, rules and regulations of any applicable jurisdiction.

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(p) Counterparty will provide to the Company any information that the Company from time to time determines to be necessary or appropriate (i) to comply with applicable anti-money laundering laws, anti-terrorism laws, rules and regulations and or any similar laws and regulations of any applicable jurisdiction and (ii) to respond to requests for information concerning the identity and or source of funds of Counterparty from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update that information. Counterparty understands and acknowledges that the Company may be required to report any action or failure to comply with information requests and to disclose the identity to governmental authorities, self-regulatory organizations and financial institutions, in certain circumstances without notifying Counterparty that the information has been so provided. Counterparty further understands and agrees that any failure on its part to comply with this Section 3.2(p) would allow the Company to terminate this Agreement and require the forfeiture of any Purchased Digital Assets.

(q) COUNTERPARTY ACKNOWLEDGES AND AGREES THAT IT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASING, HOLDING, EXCHANGING, SELLING, STAKING, TRANSFERRING OR OTHERWISE USING THE PURCHASED DIGITAL ASSETS IN ANY WAY. COUNTERPARTY HEREBY REPRESENTS THAT (i) IT HAS CONSULTED WITH A TAX ADVISER THAT IT DEEMS ADVISABLE IN CONNECTION WITH ANY USE OF THE TOKENS, OR THAT IT HAS HAD THE OPPORTUNITY TO OBTAIN TAX ADVICE BUT HAVE CHOSEN NOT TO DO SO, (ii) NEITHER THE COMPANY NOR ITS AFFILIATES HAS PROVIDED COUNTERPARTY WITH ANY TAX ADVICE, AND (iii) COUNTERPARTY AGREES TO BE FULLY RESPONSIBLE FOR ANY TAXES RESULTING FROM ANY PURCHASE, HOLDING, EXCHANGE, SALE, STAKING, TRANSFER OR OTHER USE OF THE PURCHASED DIGITAL ASSETS.

Section 4. Disclaimers and Covenants Related to the Purchased Digital Assets.

4.1 General Waiver. COUNTERPARTY ACKNOWLEDGES AND AGREES THAT THE PURCHASED DIGITAL ASSETS SHALL BE PURCHASED ON “AS IS” BASIS. THE COMPANY MAKES NO WARRANTY WHATSOEVER WITH RESPECT TO THE PURCHASED DIGITAL ASSETS OR THE DEVELOPMENT OF ANY VIRTUAL MARKETPLACE FOR THE USE OF THE PURCHASED DIGITAL ASSETS, INCLUDING ANY (a) WARRANTY OF MERCHANTABILITY; (b) WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; (c) WARRANTY OF TITLE; OR (d) WARRANTY AGAINST INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY; WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE COUNTERPARTY ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE COMPANY, OR ANY OTHER PERSON ON THE COMPANY’S BEHALF. Some jurisdictions do not allow the exclusion of certain warranties or disclaimer of implied terms in contracts with consumers, so some or all of the exclusions of warranties and disclaimers in this Section 4.1 may not apply to Counterparty.

4.2 Private Key Security Waiver. Counterparty acknowledges and agrees that the Company shall not be responsible or liable for any damages, losses, costs, penalties, fines or expenses arising out of or relating to (a) Counterparty’s failure to implement reasonable measures to secure the wallet, vault or other storage mechanism Counterparty uses to receive Purchased Digital Assets or the relevant access credentials; (b) typos, errors or other inaccuracies in Counterparty’s digital wallet, or (c) the loss of or unauthorized use of any of Counterparty’s access credentials

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4.3 No Consequential Damage. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW (a) IN NO EVENT WILL THE COMPANY, ITS CONTRACTORS, OR AGENTS BE LIABLE FOR LOSS OF PROFITS OR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES OF ANY KIND (INCLUDING, BUT NOT LIMITED TO, WHERE RELATED TO LOSS OF REVENUE, INCOME OR PROFITS, LOSS OF USE OR DATA, OR DAMAGES FOR BUSINESS INTERRUPTION) ARISING OUT OF OR IN ANY WAY RELATED TO THE DELIVERY, TRANSFER OR USE OF THE PURCHASED DIGITAL ASSETS OR OTHERWISE RELATED TO THESE TERMS, REGARDLESS OF THE FORM OF ACTION, WHETHER BASED IN CONTRACT, TORT (INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE, WHETHER ACTIVE, PASSIVE OR IMPUTED), OR ANY OTHER LEGAL OR EQUITABLE THEORY (EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE), AND (ii) IN NO EVENT WILL THE AGGREGATE LIABILITY OF EITHER PARTY, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE, WHETHER ACTIVE, PASSIVE OR IMPUTED), OR OTHER THEORY, ARISING OUT OF OR RELATING TO THESE TERMS OR THE USE OF OR INABILITY TO USE A PURCHASED DIGITAL ASSET, EXCEED THE TOTAL PURCHASE PRICE (AS DENOMINATED IN U.S. DOLLARS AT THE TIME OF PURCHASE). Some jurisdictions do not allow the limitation or exclusion of liability for incidental or consequential damages. Accordingly, some of the limitations of this Section 4.3 may not apply to Counterparty.

Section 5. General Provisions

5.1 Assignment. Neither this Agreement nor the rights contained herein may be assigned, delegated or sublicensed, by operation of law or otherwise, by Counterparty without the prior written consent of the Company, provided however, that Counterparty may transfer this Agreement and the rights contained herein to a controlled affiliate of Counterparty, provided such transfer is in accordance with all laws applicable to the Company, this Agreement, and the Purchased Digital Assets (to the extent applicable).

5.2 Finder’s Fee. Each Party hereto represents that it is not, and will not be, obligated for any finder’s fee or commission payable in cash in connection with this Agreement or the Transactions contemplated hereby. Each Party hereto hereby agrees to indemnity and to hold harmless the other party hereto from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which any such Party or any of its employees or representatives is responsible.

5.3 Notices. Any notice required or permitted by this Agreement shall be deemed sufficient and effective when sent by email to the relevant email address listed on the signature page, as such email address may be subsequently modified by written notice received by the appropriate Party. Such notices under this Agreement are deemed to be received when the email is sent and transmitted, and at the time shown in the delivery confirmation report generated by the sender’s email system.

5.4 No Third-Party Beneficiaries. Any indemnified person not being a party to this Agreement may enforce any rights granted to it pursuant to this Agreement in its own right as if it were a party to this Agreement. Except as expressly provided in this Section 5.4, a person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Act (as amended) of the Cayman Islands to enforce any term of this Agreement. Notwithstanding any term of this Agreement, the consent of or notice to any person who is not a party to this Agreement shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Agreement at any time.

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5.5 Dispute Resolution. Should a controversy, dispute or claim arise out of or in relation to this Agreement (“Dispute”), the Company or Counterparty as appropriate, must give 30 days' notice of such Dispute to the other party (the “Notice of Dispute”). Should the Dispute not be resolved at the expiration of 30 days after service of the Notice of Dispute, the relevant party may commence arbitration proceedings in accordance with this Section 5.5. Should the Dispute remain at the expiration of 30 days after service of the Notice of Dispute, the Dispute shall be settled by arbitration administered by the Cayman International Mediation & Arbitration Centre (CI-MAC) in accordance with the CI-MAC Arbitration Rules (the “Arbitration Rules”) in force as at the date of this Agreement, which Arbitration Rules are deemed to be incorporated by reference to this Agreement, and governed by the Arbitration Act (as amended) of the Cayman Islands. The arbitration shall be seated in George Town, Grand Cayman, Cayman Islands and governed by Cayman Islands law. The language of the arbitration shall be English. The arbitration shall be determined by a sole arbitrator to be appointed in accordance with the Arbitration Rules. Any award or decision made by the arbitrator shall be in writing and shall be final and binding on the parties without any right of appeal, and judgment upon any award thus obtained may be entered in or enforced by any court having jurisdiction thereof. If any litigation or arbitration is necessary to enforce the terms of this Agreement, the prevailing party will be entitled to have their attorney fees paid by the other party. Each party waives any right it may have to assert the doctrine of forum non conveniens, to assert that it is not subject to the jurisdiction of such arbitration or courts or to object to venue to the extent any proceeding is brought in accordance herewith.

5.6 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the Cayman Islands, without giving effect to that body of laws pertaining to conflict of laws.

5.7 Savings Clause. Should any of the provisions of this Agreement be determined to be invalid, illegal or unenforceable by a court, arbitrator, or government agency of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of the other provisions herein. Specifically, should a court, arbitrator, or agency conclude that a particular claim may not be released as a matter of law, it is the intention of the Parties that the general release, the waiver of unknown claims, and the covenant not to sue above shall otherwise remain effective to release any and all other claims.

5.8 Drafting. This Agreement is a negotiated document and shall be deemed to have been drafted jointly by the Parties, and no rule of construction or interpretation shall apply against any particular Party based on the contention that this Agreement was drafted by one of the Parties, the provisions of which are hereby waived. This Agreement shall be construed and interpreted in a neutral manner.

5.9 Modification. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing signed by each of the Parties.

5.10 Counterparts; Electronic/PDF Signatures. This Agreement may be executed in any number of counterparts, including by portable document format (PDF), DocuSign or any similar method (and the parties to this Agreement shall be entitled to rely on any such electronic signature for the purposes of the Electronic Transactions Act (as amended) of the Cayman Islands), each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of an electronic or PDF copy shall have the same force and effect as execution of an original.

5.11 Captions. The captions are for convenience only, and none is intended to be any part of the body or text of this Agreement nor is intended to be referred to in construing any of the provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned Parties have executed and delivered this Digital Asset Purchase and Sale Agreement as of the date first stated above.

COMPANY:

SUI FOUNDATION

By:	/s/ Glenn Kennedy
Name:	Glenn Kennedy
Title:	Authorized Signatory

Address: c/o Leeward Management Limited, 9
Forum Lane, Camana Bay, Suite 3119
Grand Cayman KY1-9006, Cayman Islands

Email: gkennedy@leewardmanagement.ky

COUNTERPARTY:

MILL CITY VENTURES III, LTD.

By:	/s/ Douglas M.Polinsky
Name:	Douglas M.Polinsky
Title:	Chief Executive Officer

Address: 1907 Wayzata Boulevard, Suite 205 1907 Wayzata Boulevard, Suite 205

Email: dp@millcityventures3.com

[Signature Page to Digital Asset Purchase and Sale Agreement]

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EXHIBIT A

INITIAL CONFIRMATION TO DIGITAL ASSET PURCHASE AND SALE AGREEMENT

Company	Sui Foundation
Counterparty	Mill City Ventures III, Ltd.
Initial Purchase Amount	$[_____]
Initial Purchased Digital Assets	That number of SUI Tokens equal to the Initial Purchase Amount divided by the Initial Exchange Rate, which shall equal [______] SUI Tokens (rounded down to the nearest 2 digits, if applicable).
Settlement Asset	USD
Initial Exchange Rate

The USD price per SUI Token shall be equal to the product of (i) 0.85 multiplied by (ii) the 24-hour time weighted average price on the Closing Date (as defined in the SPA), as reasonably calculated by the Company.

Lockup Provisions	The Initial Purchased Digital Assets shall be released on the date that is thirty (30) days after the two-year anniversary of the Closing Date.
Initial Closing Dates	[REDACTED]
Counterparty Wallet Address	[_______]

[SIGNATURE PAGE FOLLOWS]

[Confirmation to Digital Asset Purchase and Sale Agreement]

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IN WITNESS WHEREOF, the undersigned Parties have executed and delivered this Confirmation to Digital Asset Purchase and Sale Agreement as of the date first stated above.

COMPANY:

SUI FOUNDATION

By:
Name:	Glenn Kennedy
Title:	Authorized Signatory

Address: 9 Forum Lane, Camana Bay, Suite 3119
Grand Cayman KY1-9006, Cayman Islands

Email: gkennedy@leewardmanagement.ky

COUNTERPARTY:

[SUI HOLDINGS]

By:
Name:
Title:

Address:

Email:

[Signature Page to Confirmation to Digital Asset Purchase and Sale Agreement]

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EXHIBIT B

SUBSEQUENT CONFIRMATION TO DIGITAL ASSET PURCHASE AND SALE AGREEMENT

Company	Sui Foundation
Counterparty	Mill City Ventures III, Ltd.
Total Purchase Price	$[_____]
Purchased Digital Assets	[______] SUI Tokens
Settlement Asset	USD
SUI Token Exchange Rate

The USD price per SUI Token shall be equal to the product of (i) 0.85 multiplied by (ii) the 24-hour time weighted average price on the [Subsequent Closing Date] / [Preemptive Purchase Closing Date] (as set forth below), as reasonably calculated by the Company.

Lockup Provisions

The Purchased Digital Assets shall be released from the Transfer Restrictions in accordance with the following schedule:

•         [100% of the Purchased Digital Assets shall be released on the two-year anniversary of the applicable Subsequent Closing Date / Preemptive Purchase Closing Date specified herein.]

[Subsequent Closing Date] / [Preemptive Purchase Closing Date]	[________]
Counterparty Wallet Address	[_______]

[SIGNATURE PAGE FOLLOWS]

[Subsequent Confirmation to Digital Asset Purchase and Sale Agreement]

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IN WITNESS WHEREOF, the undersigned Parties have executed and delivered this Confirmation to Digital Asset Purchase and Sale Agreement as of the date first stated above.

COMPANY:

SUI FOUNDATION

By:
Name:	Glenn Kennedy
Title:	Authorized Signatory

Address: 9 Forum Lane, Camana Bay, Suite 3119
Grand Cayman KY1-9006, Cayman Islands

Email: gkennedy@leewardmanagement.ky

COUNTERPARTY:

[SUI HOLDINGS]

By:
Name:
Title:

Address:

Email:

[Signature Page to Confirmation to Digital Asset Purchase and Sale Agreement]

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